[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
Exhibit 10.8.1
AMENDMENT NO. 4 TO DISTRIBUTION AGREEMENT
This AMENDMENT NO. 4 TO DISTRIBUTION AGREEMENT (this “Amendment”) is made and entered into as of April 1, 2010 (the “Effective Amendment Date”) by and between Century Medical, Inc., a Japanese corporation with its principal place of business located at 1-6-4 Ohsaki, Shinagawa-Ku, Tokyo, 141-8588, Japan (“DISTRIBUTOR”), and Cardica, Inc., a Delaware corporation with its principal place of business located at 900 Saginaw Drive, Redwood City, California 94063 USA (“COMPANY”).
1 R E C I T A L S
     WHEREAS, DISTRIBUTOR and COMPANY have entered into that certain Distribution Agreement effective as of June 16, 2003, as amended by that First Amendment to Distribution Agreement entered into March 30, 2007, as further amended by that Second Amendment to Distribution Agreement dated June 13, 2007, and as further amended by that Amendment No. 3 to Distribution Agreement dated January 24, 2008 (collectively, the “Distribution Agreement”);
     WHEREAS, concurrent with the execution of this Amendment, DISTRIBUTOR and COMPANY are entering into that certain Amendment No. 3 to Convertible Subordinated Note Agreement, pursuant to which, among other things, the Maturity Date of the Note (as such terms are defined therein) will be extended; and
     WHEREAS, in connection therewith, DISTRIBUTOR and COMPANY have agreed to amend certain provisions contained in the Distribution Agreement;
     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the Parties agree as follows:
A.	Definitions. Unless otherwise defined herein, all capitalized terms in this Amendment shall have the respective meanings ascribed to them in the Distribution Agreement.
B.	Amendment to Section 8.1. Section 8.1 of the Distribution Agreement is hereby deleted in its entirety and replaced with the following provision:
“COMPANY shall sell the Products to DISTRIBUTOR at the prices set forth in Schedule 1. Payments on purchase orders shall be due at the end of the month immediately following the month of shipment of the Products to DISTRIBUTOR. Payment shall be made by wire transfer in U.S. funds to an account designated in writing by COMPANY. All shipments of Products shall be billed to DISTRIBUTOR at the price in effect for each Product in accordance with this Section 8.1 and Schedule 1, on the date of DISTRIBUTOR’s purchase order for such Products. COMPANY shall have the right to change the prices of the Products no more than once each Contract Year consistent with prices charged to third-party international distributors of the Products, taking into consideration such factors as exchange rates, device-specific reimbursement rates for the Products in the Territory, if any, competition, and the like, by notifying DISTRIBUTOR in writing of any such change at least ninety (90) days prior to the effective date of any

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
such change; provided, however, that until the date on which COMPANY repays all principal and accrued interest under that certain Amended and Restated Note issued by COMPANY in an aggregate principal amount of $3,000,000 pursuant to that certain Subordinated Convertible Note Agreement dated June 16, 2003, as amended by Amendment No. 1 to Convertible Subordinated Note Agreement dated August 6, 2003, as further amended by Amendment No. 2 to Convertible Subordinated Note Agreement dated March 30, 2007, and as further amended by Amendment No. 3 to Convertible Note Agreement of even date herewith (collectively, the “Note Agreement”), COMPANY shall not raise the prices of any of the Products listed on Schedule 1. Notwithstanding the foregoing, in no event shall any price increase exceed [*]% of the then current price for such Product. DISTRIBUTOR shall have the right to request a change in price, taking into consideration such factors as exchange rates, device-specific reimbursement rates for the Products in the Territory, if any, competition, and the like, by notifying COMPANY in writing of any such request and the reason for such request which request COMPANY shall consider in good faith.”
C.	Reduction and Maintenance of Current MPL. Notwithstanding Section 8.6 of the Distribution Agreement, the Parties hereby agree that (1) the MPL currently in effect for Contract Year 6 shall immediately be reduced to 1,800 units, (2) the MPL for Contract Year 7 shall be 1,800 units, and (3) COMPANY shall not increase the MPL until the date on which COMPANY repays all principal and accrued interest under the Note (as defined in the Note Agreement).
D.	Schedule 1, Products and Prices. Schedule 1 of the Distribution Agreement, Products and Prices, is hereby deleted and replaced with a new Schedule 1, attached hereto.
E.	Entire Agreement. Except as specifically modified or amended hereby, the Distribution Agreement shall remain in full force and effect and, as modified or amended, is hereby ratified, confirmed and approved. This Amendment and the Distribution Agreement constitute the entire and final agreement between the Parties on the subject matter hereof and supersede any and all prior oral or written agreements or discussions on the subject matter hereof. This Amendment and the Distribution Agreement may not be modified in any respect except in a writing which states the modification and is signed by both Parties hereto.
F.	Conflicts. This Amendment shall be governed by all the terms and conditions of the Distribution Agreement. In the event of any conflict between the terms of the Distribution Agreement and the terms of this Amendment, the terms of this Amendment shall control.
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[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the Effective Amendment Date.

COMPANY:

CARDICA, INC.

/s/ Bernard Hausen Name: Bernard Hausen
Title: President and CEO

DISTRIBUTOR:

CENTURY MEDICAL, INC.

/s/ Akira Hoshino Name: Akira Hoshino
Title: President & CEO

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
2 Schedule 1. Products and Prices
◆	$[*] FCA per Pas-Port, Proximal Device.
In accordance with Section 8.1 of the Distribution Agreement, as amended, this price shall be valid until the date on which COMPANY repays all principal and accrued interest under that certain Amended and Restated Note issued by COMPANY in an aggregate principal amount of $3,000,000 pursuant to the Note Agreement.
If the selling price to DISTRIBUTOR exceeds [*]% of COMPANY’s average U.S. selling price, then DISTRIBUTOR shall have the right to discuss pricing matters with COMPANY. COMPANY shall reasonably disclose its average U.S. selling price to DISTRIBUTOR upon written request by DISTRIBUTOR.

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